SFS BANCORP, INC.                                                REVOCABLE PROXY


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SFS BANCORP, INC. ("SFS") FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER ___, 1998.

     The undersigned stockholder of SFS hereby appoints the Board of Directors of SFS or any successors thereto as proxies, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of SFS Bancorp, Inc. held of record by the undersigned on _________, 1998 at the Special Meeting of Stockholders (the "Special Meeting") to be held at the main office of SFS located at 251-263 State Street, Schenectady, New York, on ________, December __, 1998, at 10:00 a.m., Eastern Time, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Special Meeting and Proxy Statement/Prospectus and upon such other matters as may properly come before the Special Meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR Proposal 1.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus for the Special Meeting.

            PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
                     AND RETURN IT IN THE ENCLOSED ENVELOPE


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

     The Board of Directors unanimously recommends a vote "FOR" Proposal 1.


     I. Approval of the Agreement and Plan of Merger, dated as of July 31, 1998, by and among Cohoes Savings Bank and SFS Bancorp, Inc. (the "Merger Agreement"), pursuant to which SFS Bancorp, Inc. will merge with and into Cohoes Bancorp, Inc.

          [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN

          In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.


                                        Dated: ___________________________, 1998


                                        ----------------------------------------


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                                        Signature(s)

                                        Please sign exactly as your name appears
                                        hereon.  Joint owners  should each sign.
                                        If  signing   as   attorney,   executor,
                                        administrator,   trustee  or   guardian,
                                        please   include   your    full   title.
                                        Corporate or partnership proxies should be signed by an authorized officer.


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